SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) August 24, 2006

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PAPERFREE MEDICAL SOLUTIONS, INC.

(formerly Crown Medical Services, Inc.)

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

98-0375957

(IRS Employer Identification Number)

121 West Sycamore St.

Kokomo, Indiana 46901

(Address of principal executive offices)

Stephen Hawksworth, President

PaperFree Medical Solutions, Inc.

121 West Sycamore St.

Kokomo, Indiana 46901

(Name and address of agent for service)

(765) 456-1089

(Telephone number, including area code of agent for service)

ITEM 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective the 24th day of August, 2006 at a meeting of the Board of Directors of PaperFree Medical Solutions, Inc., a Nevada corporation (the “Corporation”) William L. Sklar resigned as President, Chief Executive Officer, and Chief Financial Officer. However, he will remain as Secretary and Treasurer of the Corporation. Stephen Hawksworth was elected President and Chief Executive Officer of the Corporation effective immediately. Craig Barrow was elected Chief Financial Officer of the Corporation effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPERFREE MEDICAL SOLUTIONS, INC.

By: /s/ Stephen Hawksworth	_
Stephen Hawksworth, President
Date: September 1, 2006